UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2008

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 2205, Suite A, Zhengxin Building, No. 5, Gaoxin 1st Road, Gao Xin District,
Xi’an, Shaanxi Province, People’s Republic of China

(Address of Principal Executive Offices)

(8629) 8209-1099

(Issuer Telephone number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Chief Financial Officer

Effective December 15, 2008, Ms. Caixia Peng voluntarily resigned as Chief Financial Officer of Sino Clean Energy, Inc. (the “Company”). The decision by Ms. Peng to resign from her position was not the result of any material disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c)           Appointment of Chief Financial Officer and Principal Accounting Officer

Effective December 15, 2008, the Company’s board of directors (the “Board”) appointed Mr. Hon Wan “Helice” Chan as the Company’s Chief Financial Officer and Principal Accounting Officer.

Mr. Chan, age 48, is a principal of CC Alliance CPA & Co. He served as the Business Director for Texwood Group, from November 2006 to February 2008, overseeing the company’s business administration, finance and accounting, and as an in-house accountant from April 2000 to June 2005. Between his stints at Texwood Group, Mr. Chan was the Chief Financial Officer of South China Media Group from July 2005 to October 2006. Mr. Chan holds a masters degree in accountancy from the Hong Kong Polytechnic University, and a bachelor’s degree in economics from Macquarie University in Australia. He is an associate member of both The Institute of Chartered Accountants in Australia and The Hong Kong Institute of Certified Public Accountants.

Agreements with Mr. Chan

In connection with his employment, Mr. Chan entered into an employment agreement with the Company for a term of one year with an annualized compensation of 180,000 Renminbi (“RMB”). Under the terms of the employment agreement, the Company also agreed to grant him an option to purchase shares of the Company’s common stock pursuant to a non-qualified stock option agreement. Mr. Chan is also entitled to reimbursement of reasonable business expenses incurred in connection with his employment. The Company may terminate the employment agreement for cause or if Mr. Chan becomes disabled or dies. The employment agreement may also be terminated by the Company or Mr. Chan upon a 30-day written notice. The employment agreement contains certain restrictive covenants applicable during his employment and thereafter preventing both competition with the Company and disclosure of the Company’s confidential information.

Concurrently with the employment agreement, the Company granted Mr. Chan an option to purchase up to 100,000 shares of the Company’s common stock pursuant to a non-qualified stock option agreement, at an exercise price equal to the last reported sale price per share in the over-the-counter market on the grant date. The option is exercisable for a period of two years from the grant date, unless Mr. Chan’s employment is terminated. If the termination arises from Mr. Chan’s disability or death, the option is exercisable for up to a period of 12 months following the disability or death; and if the Company terminates Mr. Chan for cause, the option is terminated immediately. For any other termination, the option is exercisable for up to 3 months following such termination. With respect to shares of common stock that Mr. Chan acquires from exercise of the option, the Company has a 30-day right of first refusal if Mr. Chan proposes to dispose them in any manner.

The foregoing description of the material terms of Mr. Chan’s employment agreement and non-qualified stock option agreement are qualified in their entirety by a copy of these agreements attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Mr. Chan has no family relationships with any of the current directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. There are no transactions between the Company and Mr. Chan that would require disclosure under Item 404(a) of Regulation S-K.

(d)           Appointment of New Directors

On December 15, 2008, the Board unanimously approved to increase the number of directors on the Board from 3 to 5 pursuant to Article III of the Company’s Bylaws, and in connection therewith, appointed Mr. Bennet P. Tchaikovsky and Dr. Zidong Cao to the Board, effective December 15, 2008. Additionally, the Board unanimously approved to establish an audit committee, a compensation committee and a nominating committee.

Mr. Tchaikovsky, age 39, is presently the Chief Financial Officer of Skystar Bio-Pharmaceutical Company. He is also currently serving on the board of directors of Ever-Glory International Group, Inc., as chairman of the audit committee and member of the compensation committee. From July 2004 through October 2007, Mr. Tchaikovsky served as the chief financial officer of Innovative Card Technologies, Inc. Mr. Tchaikovsky acted as a consultant to Innovative Card Technologies from November 2007 until July 2008. From January 2003 through November 2003, Mr. Tchaikovsky served as the Vice President, Finance of TJR Industries, Inc. From December 2000 through June 2002, Mr. Tchaikovsky served as Interim Chief Financial Officer and Chief Financial Officer of Digital Lava, Inc. Mr. Tchaikovsky is a licensed Certified Public Accountant and an inactive member of the California State Bar. He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law.

Dr. Cao, age 58, is a scientist with substantial knowledge of the coal and related industries in China. He is presently the Assistant Dean of the School of Energy & Power Engineering and Associate Director of the Research Center on Environmental Science & Engineering at Xi’an Jiaotong University (the “University”). Dr. Cao was previously the Director of the University’s Boiler Laboratory and the Boiler Teaching & Research Office. He is a member of the National Committee of Boiler Standardization and is the Vice Chairman of the Xi’an Association of Thermal Energy & Dynamics. Dr. Cao is a graduate of the University’s School of Energy and Power Engineering, focusing on boiler research.

Agreements with Directors

In connection with their appointments, the Company entered into written agreement with Mr. Tchaikovsky and Dr. Cao in the form of a director offer letter for a term of one year.

Under the agreement with Mr. Tchaikovsky, in addition to duties as a director, he will serve as chairman of the Board’s audit committee as well as member of the compensation committee and/or the nominating committee, for annual compensation of $39,000. The Company has also agreed to include Mr. Tchaikovsky under a directors and officers insurance policy. Additionally, the Company and Mr. Tchaikovsky entered into an indemnification agreement pursuant to which the Company has agreed to indemnify Mr. Tchaikovsky against any expense, liability, or loss paid or incurred in connection with any event relating to his directorship.

Under the agreement with Dr. Cao, in addition to duties as a director, he will serve on the Board’s audit committee, compensation committee and/or the nominating committee as a member, for annual compensation of $10,000. The Company has also agreed to include Dr. Cao under a directors and officers insurance policy.

The foregoing description of the material terms of the Company’s agreements with Mr. Tchaikovsky and Dr. Cao, and the are qualified in their entirety by a copy of the form of director offer letter and the indemnification agreement attached to this current report on Form 8-K as Exhibits 10.3 and 10.4, respectively.

Other than the director offer letter and the indemnification agreement, there are no arrangements or understandings between Mr. Tchaikovsky and any other persons pursuant to which he was selected as a director. Other than the director offer letter, there are no arrangements or understandings between Dr. Cao and any other persons pursuant to which he was selected as a director. There are no transactions between the Company and Mr. Tchaikovsky or Dr. Cao that would require disclosure under Item 404(a) of Regulation S-K.

        Appointments to the Audit Committee, Compensation Committee and Nominating Committee

        Effective December 15, 2008, in connection with the establishment of the audit committee, compensation committee and the nominating committee, the Board appointed Mr. Tchaikovsky, Dr. Cao and Mr. Wenjie Zhang, who has been a member of the Board since October 2006, to each of the 3 committees. In addition, the Board designated Mr. Tchaikovsky as chairman of the audit committee and Mr. Zhang as chairman of both the compensation committee and the nominating committee.

Based upon information submitted to the Board by Mr. Tchaikovsky, Dr. Cao and Mr. Zhang, the Board has determined that each of them is “independent” under the listing standard of the NYSE Alternext US LLC (formerly the American Stock Exchange). None of the appointees has participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and each of them is able to read and understand fundamental financial statements. Additionally, the Board has determined that Mr. Tchaikovsky has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the Securities and Exchange Commission and that such attributes were acquired through relevant education and/or experience.

Item 8.01.   Other Events.

On December 15, 2008, the Board unanimously adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all employees, officers and directors of the Company. The Code is intended to promote ethical conduct and compliance with compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing, and to ensure fair and accurate financial reporting. A copy of the Code is attached to this current report on Form 8-K as Exhibit 14.1. The Code will also be placed on the Company’s website as soon as practicable.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description

10.1	Employment Agreement of Hon Wan Chan dated December 15, 2008

10.2	Non-qualified Stock Option Agreement of Hon Wan Chan dated December 15, 2008

10.3	Form of Director Offer Letter

10.4	Indemnity Agreement of Bennet P. Tchaikovsky dated December 15, 2008

14.1	Sino Clean Energy Inc.’s Code of Business Conduct and Ethics

99.1	Press Release dated December 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2008	SINO CLEAN ENERGY INC. (Registrant)

	By:	/s/ Baowen Ren
Baowen Ren Chief Executive Officer